SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – January 19, 2007

(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware (State of Incorporation)	31-1401455 (I.R.S. Employer Identification No.)

703 Curtis Street, Middletown, OH (Address of principal executive offices)	45043 (Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 18, 2007, the Board of Directors of AK Steel Holding Corporation and AK Steel Corporation expanded the number of authorized directors from 9 to 10 and elected John S. Brinzo to be a director of the Company, effective January 19, 2007. Mr. Brinzo is the Chairman of Cleveland-Cliffs Inc, the largest producer of iron ore pellets in North America, with headquarters in Cleveland, Ohio. On January 19, 2007, AK Steel Corporation issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing Mr. Brinzo’s election. Mr. Brinzo has not yet been appointed to any committee of the Board of Directors.

Mr. Brinzo will be compensated in accordance with the Company’s standard compensation policies and practices for its Board of Directors as follows: annual retainer of $90,000, one half to be paid in the form of restricted common stock of the Company valued at the fair market price on the date of issuance and the balance in cash (or, at the director’s option, in additional restricted stock) and $2,000 for each Board and each committee meeting attended. For a more detailed discussion of the Company’s compensation policies for directors, please see the Company’s Proxy Statement dated April 17, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit:

99.1	Press Release issued on January 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: January 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on January 19, 2007